Golfsmith International Holdings, Inc.
Consolidated Balance Sheets
	December 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,801,631	$4,207,497
Receivables, net of allowances of $158,638 at December 30, 2006
and $146,964 at December 31, 2005	1,387,786	1,646,454
Inventories	88,174,797	71,472,061
Prepaid expenses and other current assets	9,938,863	6,638,109

Total current assets	101,303,077	83,964,121
Property and equipment:
Land and buildings	21,433,166	21,256,771
Equipment, furniture, fixture and autos	25,181,495	19,004,608
Leasehold improvements and construction in progress	30,663,227	20,866,839

	77,277,888	61,128,218
Less: accumulated depreciation	(21,203,855)	(14,558,256)

Net property and equipment	56,074,033	46,569,962
Goodwill	42,557,370	41,634,525
Tradename	11,158,000	11,158,000
Trademarks	14,064,189	14,156,127
Customer database, net of accumulated amortization of $1,605,180 at
December 30, 2006 and $1,227,490 at December 31, 2005	1,794,025	2,171,715
Debt issuance costs, net of accumulated amortization of $65,921 at
December 30, 2006 and $3,126,103 at December 31, 2005	533,088	4,731,612
Other long-term assets	435,568	450,208

Total assets	$227,919,350	$204,836,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,944,778	$42,000,236
Accrued expenses and other current liabilities	17,531,310	19,163,459
Line of credit	41,533,013	—

Total current liabilities	111,009,101	61,163,695
Long-term debt	—	82,450,000
Deferred rent	6,799,142	4,095,442

Total liabilities	117,808,243	147,709,137
Total stockholders’ equity	110,111,107	57,127,133

Total liabilities and stockholders’ equity	$227,919,350	$204,836,270